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                                                                   Exhibit 21.01


                      LIST OF REGISTRANT'S SUBSIDIARIES


                                                           Percentage
                                                            Owned by
       Name                     Jurisdiction                 Exodus
       ----                     ------------               ----------

Arca Systems, Inc.                Delaware                    100%

American Information              Illinois                    100%
   Systems, Inc.

Exodus Internet                   England                     100%
   Limited